Exhibit 99.1

FAT BRANDS INC. REPORTS FISCAL FOURTH QUARTER

AND FISCAL YEAR 2018 FINANCIAL RESULTS

Conference call and webcast will be held at 5:00 p.m. ET today

LOS ANGELES (March 26, 2019) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal fourth quarter and fiscal year 2018 financial results for the 13-week and 52-week periods ending December 30, 2018.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “2018 was our first full year operating with our management platform, which was designed to seamlessly scale with new brand acquisitions. We demonstrated its capability through the smooth integration of both Hurricane Grill & Wings and Yalla Mediterranean into our system. We continue to seek synergistic acquisition opportunities that meet our criteria, where we can leverage our platform to drive efficiencies and growth.”

Because 2018 was our initial full year of operation, comparative information is not available for the fourth quarter of, or the entirety of, fiscal 2017.

Fiscal Fourth Quarter 2018 Highlights

●	Total revenues of $5.0 million(1)

○	System-wide sales growth of 51.1% y/y

●	United States sales growth of 65.1%
●	Canada sales growth of 8.0%
●	Other International(2) sales growth of 33.6%

○	System-wide same store sales growth of (2.0)% y/y

●	United States same-store sales growth of 0.1%
●	Canada same-store sales growth of 3.5%
●	Other International(2) same-store sales growth of (16.0)%

○	4 new franchised store openings

●	Ending store count: 334 franchised stores, 7 company owned stores

●	Net loss of $2.7 million, or ($0.23) per share on a fully diluted basis
●	EBITDA(3) of ($467,000)
●	Adjusted EBITDA(3) of $596,000, excluding legal and accounting fees related to acquisitions and other non-recurring legal fees

Fiscal Year 2018 Highlights

●	Total revenues of $18.4 million(1)

○	System-wide sales growth of 111.6% y/y

●	United States sales growth of 127.9%
●	Canada sales growth of 16.1%
●	Other International(2) sales growth of 182.0%

○	System-wide same store sales growth of 2.2% y/y

●	United States same-store sales growth of 1.8%
●	Canada same-store sales growth of 7.8%
●	Other International(2) same-store sales growth of 0.8%

○	13 new franchised store openings

●	Ending store count: 334 franchised stores, 7 company owned stores

●	Net loss of $1.8 million, or ($0.17) per share on a fully diluted basis
●	EBITDA(3) of $3.1 million
●	Adjusted EBITDA(3) of $4.5 million, excluding legal and accounting fees related to acquisitions and non-recurring legal fees

(1)	In the first quarter of 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changed the timing of recognition of franchise fees, including development fees, territory fees, renewal and transfer fees. Adoption of ASU 2014-09 also changed the reporting of advertising fund contributions and related expenditures. Please see the “Adoption of New Accounting Guidance” section below for additional information.
(2)	Excludes Canada, includes Puerto Rico
(3)	EBITDA and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures”. A reconciliation of GAAP net income to EBITDA and adjusted EBITDA is included in the accompanying financial tables.

Events in the Quarter

On December 4, 2018, FAT Brands announced the acquisition of Yalla Mediterranean, a Los Angeles-based chain of seven restaurants located in California that specializes in authentic, healthful Mediterranean cuisine and environmentally-friendly operations. The Company intends to sell the seven restaurants to franchisees and grow the brand as a franchised concept within its expanding portfolio of brands. The purchase price at the time of the acquisition was valued at $3.5 million, representing the fair market value of the future consideration, payable to the seller through a combination of a portion of future royalty revenue generated from the future franchises and a portion of the proceeds from the sale of the original seven restaurants to franchisees.

Quarterly Dividend

Subsequent to the end of the fourth quarter, the Company’s Board of Directors approved the payment of a quarterly stock dividend equal to 2.13% on its common stock, representing an amount equal to $0.12 per share of common stock based on the closing price as of February 6, 2019. The dividend was paid on February 28, 2019 to shareholders of record as of the close of business on February 19, 2019. The Company issued 245,376 shares of common stock at a value of $5.64 per share (plus cash in lieu of fractional shares) in satisfaction of the dividend payable.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal fourth quarter 2018 financial results today at 5:00 PM ET. Hosting the call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Rebecca Hershinger, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-493-6725. A replay will be available after the call until Tuesday, April 2, 2019, and can be accessed by dialing 412-317-6671. The passcode is 13688928.

The webcast will be available at www.fatbrands.com under the “invest” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns seven restaurant brands, Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Yalla Mediterranean, and Ponderosa and Bonanza Steakhouses, that have over 340 locations open and more than 300 under development in 32 countries.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company and our ability to pay a cash dividend to our common stockholders. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Adoption of New Accounting Guidance

The Company adopted ASC 606 on January 1, 2018 using the modified retrospective method, in which the cumulative effect of applying the standard is recognized at the date of initial application. ASC 606, in general, concerns accounting for contracts with customers. Amounts presented for the thirteen weeks and fifty-two weeks ended December 30, 2018 reflect the adoption of ASC 606, resulting in an increase in reported revenues of $994,000 and $3,862,000, respectively.

Non-GAAP Measures

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to our acquisitions as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the tables below.

FAT Brands Inc. Consolidated Statements of Operations Data

	13 weeks ended December 30, 2018	52 weeks ended December 30, 2018

(in thousands)

Revenues
Royalties	$3,295	$12,097
Franchise fees	95	2,136
Store opening fees	148	352
Advertising fees	918	3,182
Other income	554	600
Total revenues	5,010	18,367

General and administrative expenses	4,613	14,131

Income from operations	397	4,236

Other expense
Interest expense, net	(2,828)	(4,770)
Depreciation and amortization	(165)	(358)
Other expense (1)	(864)	(1,181)
Other expense	(3,857)	(6,309)

Loss before income tax benefit	(3,460)	(2,073)

Income tax benefit	$(770)	$(275)

Net loss	$(2,690)	$(1,798)
Basic and Diluted Loss per Share	$(0.23)	$(0.17)

(1)	Includes Acquisition Costs and Non-recurring Legal Costs related to a terminated financing.

Consolidated Balance Sheet for FAT Brands Inc.

As of December 30, 2018

(in thousands)

Cash	$653
Total assets	$57,960
Total liabilities	$52,221
Total stockholders’ equity	$5,739

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	13 weeks ended December 30, 2018	52 weeks ended December 30, 2018

(in thousands)

Net loss	$(2,690)	$(1,798)
Interest expense, net	2,828	4,770
Income tax benefit	(770)	(275)
Depreciation and amortization expense	165	358
EBITDA	$(467)	$3,055
Acquisition Costs and Non-recurring Legal Costs (2)	1,063	1,408
Adjusted EBITDA	$596	$4,463

(2)	Includes Acquisition Costs and Non-recurring Legal Costs related to a terminated financing and certain litigation

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

PCG Advisory Group

Vivian Cervantes

vivian@pcgadvisory.com

646-863-6274

Media Relations:

Konnect Agency

Liz Duggan/Rebecca Campbell

eduggan@konnectagency.com

rcampbell@konnectagency.com

213-988-8344

###